UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 1.01	Entry Into a Material Definitive Agreement

On June 11, 2008, American Dental Partners, Inc. (the “Company”) and its subsidiary guarantors entered into Amendment No. 6 to Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with the lending institutions (the “Lenders”) party to the credit agreement dated February 22, 2005, as amended (the “Credit Agreement”) and KeyBank National Association, as lender and as administrative agent. Capitalized terms used herein and not otherwise defined shall have the meaning attributed to them in the Credit Agreement.

On June 11, 2008, the Company and its subsidiary guarantors entered into Amendment No. 2 to Term Loan Agreement (the “Amended Term Loan Agreement”) with the lending institutions party to the term loan agreement dated September 25, 2007 (the “Term Loan Agreement”) and KBCM Bridge LLC, as lender and as administrative agent.

The Amended Credit Agreement and Amended Term Loan Agreement extend the maturity of the facilities from June 30, 2009 to July 20, 2009.

Copies of each of the Amended Credit Agreement and Amended Term Loan Agreement are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Amendment No. 6 to Amended and Restated Credit Agreement among American Dental Partners, Inc., its subsidiary guarantors and the lending institutions party to the credit agreement dated February 22, 2005, as amended and KeyBank National Association, as lender and as administrative agent, dated June 11, 2008.

10.2	Amendment No. 2 to Term Loan Agreement among American Dental Partners, Inc., its subsidiary guarantors, the lending institutions party to the Term Loan Agreement and KBCM Bridge LLC, as lender and as administrative agent, dated June 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

June 12, 2008	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)